EXHIBIT 8

                                October 30, 1998



Consolidated Graphics, Inc.
5858 Westheimer, Suite 200
Houston, Texas 77057

      Re: Merger of Automated Graphic Systems, Inc., a Maryland corporation (the "Company"), with and into AGS Acquisition Co., a Maryland corporation ("Newco")

Dear Sirs:

      You have requested our opinion concerning certain issues relating to the federal income taxation of the proposed merger (the "Merger") of the Company with and into Newco, a wholly owned subsidiary of Consolidated Graphics, Inc., a Texas corporation ("CGX"), pursuant to that certain Agreement and Plan of Reorganization dated as of September 28, 1998 by and among the Company, CGX, and Newco (the "Agreement"). Capitalized terms not otherwise defined herein have the meanings as defined in the Agreement.

BASIS OF OPINION

      Our opinion is based upon (1) the assumptions listed below, and (2) our review of the following documents:

            1. the Agreement;

            2. a Certificate of Officer of Automated Graphic Systems, Inc.;

            3. a Certificate of Officer of Consolidated Graphics, Inc.; and

            4. such other documents relating to the Merger as we have deemed necessary or appropriate.


Except for the review of such documents, we have not undertaken any independent investigation of any matters material to the opinion expressed herein, the truth or completeness of any warranty or

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Consolidated Graphics, Inc., Inc.
October 30, 1998
Page 2


representation contained in any of the documents listed above, or the validity of any of the assumptions listed below.

      In rendering our opinion, we have assumed (1) that each of the warranties, representations, and statements made in each of the documents referred to above are complete and accurate and will be complete and accurate as of the Effective Time of the Merger, (2) that the Agreement correctly and completely embodies the terms of the Merger and that the Merger will be effected as provided in the Agreement, (3) the authenticity of all documents submitted to us as originals,
(4) the conformity to the originals of all documents submitted to us as photostatic, certified, or conformed copies, and (5) the due authorization, execution, and delivery of all of the documents referred to above.

      The opinion expressed herein is rendered as of the date hereof and is based upon the existing Internal Revenue Code of 1986, as amended (the "Code"), existing final and proposed Treasury regulations promulgated pursuant thereto ("Regulations"), existing published Revenue Rulings, Revenue Procedures, and other announcements issued by the Internal Revenue Service, and existing judicial and administrative decisions and rulings, all of which are subject to change.

OPINION

      Based on and subject to the documents, assumptions, qualifications, and limitations set forth herein, it is our opinion that:


            1. the Merger will be treated as a tax-free reorganization within the meaning of Section 368(a) of the Code;

            2. the Company, CGX and Newco will each be a "party to a reorganization" within the meaning of Section 368(b) of the Code;

            3. no loss will be recognized by the Company shareholders who exchange all of their common stock of the Company (the "Company Common Stock") for shares of CGX common stock ("CGX Common Stock") and other consideration pursuant to the Merger;

            4. each of the holders of the Company Common Stock who exchange Company Common Stock for shares of CGX Common Stock and cash pursuant to the Merger will recognize gain equal to the lesser of (i) the excess, if any, of the amount realized in such exchange over such holder's tax basis in the Company Common Stock exchanged or (ii) the amount of cash received;

            5. the aggregate tax basis of the CGX Common Stock received by the Company shareholders who exchange all of their Company Common Stock for CGX Common Stock

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Consolidated Graphics, Inc., Inc.
October 30, 1998
Page 3


      and other consideration pursuant to the Merger will be the same as the aggregate tax basis of the Company Common Stock surrendered in exchange therefor;

            6. the holding period of CGX Common Stock received by the Company shareholders in the Merger will include the period during which the shares of the Company Common Stock surrendered in exchange therefor were held, provided that the Company Common Stock was held as a capital asset by the holder at the Effective Time; and

            7. neither the Company, CGX nor Newco will recognize gain or loss as a consequence of the Merger.

LIMITATIONS ON OPINION

      Our opinion is limited to that expressly stated herein. The opinion expressed herein represents only our legal judgment, and has no binding effect or official status of any kind. No assurance can be given that the Internal Revenue Service would concur in the conclusion reached in this opinion or that the conclusion reached in this opinion would be sustained by a court if contested by the Internal Revenue Service. Any contest or challenge to a tax position taken by a participant in the Merger could have material adverse tax consequences to such participant.

      Our opinion is limited to that expressly set forth above. No opinion is expressed as to any transaction other than the Merger, including any transaction undertaken in connection with the Merger. In addition, we express no opinion as to any estate, gift, excise, state, local, or foreign tax consequences of the Merger. In particular, we express no opinion regarding: (1) the amount, existence, or availability after the Merger of any of the federal income tax attributes of CGX, Newco or the Company (including, without limitation, net operating loss carryovers, if any, of CGX, Newco or the Company); (2) the tax consequences of any disposition of stock of CGX; or (3) the tax treatment of any disposition of any stock or other securities of the Company in any transaction other than in exchange for CGX stock pursuant to the Merger.

EFFECT OF CHANGES

      The opinions expressed herein are based upon the documents, representations, decisions, rulings, Code, Regulations, and Internal Revenue Service publications referred to above, all as of the date of this letter. No opinion can be expressed at this time as to the likelihood of any change, amendment, modification, or repeal of, or addition to, any such decisions, rulings, Code, Regulations, or Internal Revenue Service publications, or as to the possible impact on the tax treatment of the Merger or the participants in the Merger of any such change or any change in the documents or representations or facts underlying the assumptions referred to above. Any such change could adversely affect the tax treatment of the Merger and the participants in the Merger, and could have retroactive effect. We undertake no responsibility to advise you of any changes to any

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Consolidated Graphics, Inc., Inc.
October 30, 1998
Page 4


such documents, representations, decisions, rulings, Code, Regulations, Internal Revenue Service publications, or facts, or as to the impact, if any, of any such change on the tax treatment of the Merger or the participants in the Merger.

REGISTRATION STATEMENT

      In addition to your request for our opinion on the specific issues of federal income tax law addressed above, you have asked us to review the discussion of federal income tax issues contained in the Registration Statement on Form S-4 to be filed with the Securities and Exchange Commission by CGX in connection with the Merger on or about October 30, 1998 (the "Registration Statement"). We have reviewed the discussion entitled "Material Federal Income Tax Consequences of the Merger" contained in the Registration Statement and believe, based on and subject to the documents, assumptions, qualifications, and limitations set forth herein, that such information fairly presents the current federal income tax law applicable to the Merger, and the material tax consequences to the Company and its shareholders as a result of the Merger. We hereby consent to the use of our name in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement.



                                    Very truly yours,



                                    WINSTEAD SECHREST & MINICK P.C.



lsd

                                   EXHIBIT "A"


                            CERTIFICATE OF OFFICER OF
                         AUTOMATED GRAPHIC SYSTEMS, INC.


      The undersigned officer of AUTOMATED GRAPHIC SYSTEMS, INC. (the "Company"), in the undersigned's capacity as an officer of the Company, hereby represents to Winstead Sechrest & Minick P.C. on behalf of the Company in connection with the proposed merger of the Company with and into AGS Acquisition Co. ("Newco"), a Maryland corporation and a wholly owned subsidiary of Consolidated Graphics, Inc. ("CGX"), pursuant to that certain Agreement and Plan of Reorganization dated as of September 28, 1998 among the Company, CGX, and Newco (the "Merger"), that the following statements are true as of the date of this Certificate and will be true as of the effective time of the Merger unless the undersigned provides a written statement to Winstead Sechrest & Minick P.C. to the contrary prior to the effective time of the Merger:

      1. The Merger will be effected for bona fide business purposes.

      2. The persons who held shares of the Company prior to any sale, exchange, or other disposition (a "Transfer") of the Company stock in connection with or in contemplation of the Merger (the "Historic Company Shareholders") (1) prior to the Merger will not have Transferred a number of shares of the Company stock, and (2) have no plan or intention to Transfer to CGX or a Related Person (defined below) a number of shares of CGX stock received in the Merger, that singly or in the aggregate would cause the Historic Company Shareholders to own a number of shares of CGX stock having a value, as of the date of the Merger, of less than 50% of the value, as of the date of the Merger, of the stock of the Company held by the Historic Company Shareholders prior to any Transfer of the Company stock in connection with or in contemplation of the Merger. For purposes of this paragraph, "Related Person" means a corporation of which CGX owns, directly or indirectly, 50% of the stock.

      3. The Company and the shareholders of the Company will pay their respective expenses, if any, incurred in connection with the Merger.

      4. There is no intercorporate indebtedness existing between CGX and the Company or between Newco and the Company that was issued, acquired, or will be settled at a discount.

      5. The Company is not an investment company as defined in Section 368(a)(2)(F)(iii) and (iv) of the Internal Revenue Code of 1986, as amended.

      6. The fair market value of the CGX stock and other consideration received by each shareholder of the Company will be approximately equal to the fair market value of the Company stock surrendered in exchange therefor.

      7. Newco will acquire at least 90% of the fair market value of the net assets and at least 70% of the fair market value of the gross assets held by the Company immediately prior to the Merger, taking into account amounts paid for Merger expenses by the Company, amounts paid by the Company to its shareholders who receive cash or other property, and all redemptions and distributions made by the Company immediately preceding the Merger as assets of the Company immediately prior to the Merger.

       8. On the date of the Merger, the fair market value of the assets of the Company transferred to Newco will equal or exceed the sum of its liabilities assumed by Newco, plus the amount of liabilities, if any, to which the transferred assets are subject.

      9. The Company is not under the jurisdiction of a court in a title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Internal Revenue Code of 1986, as amended.

      10. The Merger will be the product of bona fide arm's length negotiations.

      11. The liabilities of the Company assumed by Newco and the liabilities to which the transferred assets of the Company are subject were incurred by the Company in the ordinary course of its business.

      12. None of the shares of CGX stock to be received by any shareholder of the Company in the Merger will be separate consideration for, or allocable to, any employment agreement, consulting agreement, or covenant not to compete of such shareholder.


              [REMAINDER OF THIS PAGE LEFT INTENTIONALLY BLANK]

      The undersigned acknowledges that Winstead Sechrest & Minick P.C. will rely upon the foregoing representations in evaluating the federal income tax consequences of the Merger and in rendering its opinion relating to certain federal income tax consequences of the Merger.


      DATED:  ______________, 1998.



                                    ___________________________________________
                                    John F. Green, Chief Executive Officer of
                                    Automated Graphic Systems, Inc.




                  [SIGNATURE PAGE TO CERTIFICATE OF OFFICER]

                                   EXHIBIT "B"

                            CERTIFICATE OF OFFICER OF
                           CONSOLIDATED GRAPHICS, INC.


      The undersigned officer of CONSOLIDATED GRAPHICS, INC. ("CGX"), in the undersigned's capacity as an officer of CGX, hereby represents to Winstead Sechrest & Minick P.C. on behalf of CGX in connection with the proposed merger of Automated Graphic Systems, Inc., a Maryland corporation (the "Company"), with and into AGS Acquisition Co., a Maryland corporation and a wholly owned subsidiary of CGX ("Newco"), pursuant to that certain Agreement and Plan of Reorganization dated as of September 28, 1998 among the Company, CGX, and Newco (the "Merger"), that the following statements are true as of the date of this Certificate and will be true as of the effective time of the Merger unless the undersigned provides a written statement to Winstead Sechrest & Minick P.C. to the contrary prior to the effective time of the Merger:

      1. The Merger will be effected for bona fide business purposes.

      2. Prior to the Merger, CGX will own stock of Newco possessing at least 80% of the total combined voting power of all classes of stock entitled to vote and at least 80% of the total number of shares of all other classes of stock of Newco.

      3. Following the Merger, Newco will not issue additional shares of its stock that will result in CGX failing to own stock of Newco possessing at least 80% of the total combined voting power of all classes of stock entitled to vote and at least 80% of the total number of shares of all other classes of stock of Newco.

      4. CGX has no plan or intention to reacquire any of its stock issued in the Merger.

      5. CGX has no plan or intention to: (1) liquidate Newco; (2) merge Newco with or into another corporation; (3) sell or otherwise dispose of the stock of Newco except for transfers of stock to corporations controlled by CGX; or (4) cause Newco to sell or otherwise dispose of any of its assets or any of the assets acquired from Newco, except for dispositions made in the ordinary course of business or transfers of assets to a corporation controlled by Newco.

      6. Following the Merger, Newco will continue the historic business of the Company or use a significant portion of the Company's business assets in a business.

      7. CGX and Newco will each pay its own expenses, if any, incurred in connection with the Merger. Neither CGX nor Newco will pay any expenses incurred in connection with the Merger by the Company or any shareholder of the Company.

      8. There is no intercorporate indebtedness existing between CGX and the Company or between Newco and the Company that was issued, acquired, or will be settled at a discount.

      9. Neither CGX nor Newco is an investment company as defined in Section 368(a)(2)(F)(iii) and (iv) of the Internal Revenue Code of 1986, as amended (the "Code").

      10. The fair market value of the CGX stock and other consideration received by each shareholder of the Company will be approximately equal to the fair market value of the Company stock surrendered in exchange therefor.

      11. Following the Merger, Newco will acquire at least 90% of the fair market value of the net assets and at least 70% of the fair market value of the gross assets held by the Company immediately prior to the Merger, taking into account amounts paid for Merger expenses by the Company, amounts paid by the Company to its shareholders who receive cash or other property, and all redemptions and distributions made by the Company immediately preceding the Merger as assets of the Company immediately prior to the Merger.

      12. The Merger will be the product of bona fide arm's length negotiations.

      13. No stock of Newco will be issued in the Merger.

      14. None of the shares of CGX stock to be received by any shareholder of the Company in the Merger will be separate consideration for, or allocable to, any employment agreement, consulting agreement, or covenant not to compete of such shareholder.


              [REMAINDER OF THIS PAGE LEFT INTENTIONALLY BLANK]

      The undersigned acknowledges that Winstead Sechrest & Minick P.C. will rely upon the foregoing representations in evaluating the federal income tax consequences of the Merger and in rendering its opinion relating to certain federal income tax consequences of the Merger.


      DATED:  _____________, 1998.



                                    ___________________________________________
                                    Joe R. Davis, Chief Executive Officer of
                                    Consolidated Graphics, Inc.



                  [SIGNATURE PAGE TO CERTIFICATE OF OFFICER]